UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2022

BOXSCORE BRANDS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-165972	22-3956444
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 West Putnam Ave. Suite 400

Greenwich, Connecticut 06830

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: 800-998-7962

3275 S. Jones Blvd., Suite 400 Las Vegas, Nevada 89146

(Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On 20 October 2022 BoxScore Brands, Inc. (the “Company”), following receipt of written approval from stockholders acting without a meeting and holding at least the minimum number of votes that would be necessary to authorize or take such action at a meeting, the Company filed an amendment to its Certificate of Incorporation (the “Amendment”) to (i) change the name of the Company to “AMERICAN BATTERY MATERIALS, INC.” (the “Name Change”); and, (ii) increase the total number authorized shares of the Company’s common stock, par value $0.001 per share, from 600,000,000 to 4,500,000,000 (the “Authorized Share Increase”). The Company was advised by the Delaware Secretary of State that it had accepted the Company’s filing of the Amendment, with a filing and effective date of 20 October 2022. The Authorized Share Increase was effective immediately upon filing of the Amendment. The Name Change will not be effective until FINRA provides instruction for allowance of the Name Change. The Amendment is attached to this Current Report as Exhibit 3.1, and is incorporated herein by reference. All descriptions of the Amendment herein are qualified in their entirety by the actual text of the Amendment.

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On 20 October 2022, the holder of 63.86% of the issued and outstanding shares of stock of the Company entitled to vote took action by written consent and without a meeting, pursuant to Delaware General Corporate Law Section 228. The number of shares entitled to vote was determined by the total number of issued and outstanding shares of (i) common stock; and, (ii) Series A Super Voting Preferred Convertible Stock converted into common stock for purposes of voting. In addition to the Name Change and the Authorized Share Increase, the following actions were also adopted and approved:

(1)	Future amendment of our Certificate of Incorporation to implement a decrease in the authorized shares of the Company’s Common Stock from 4,500,000,000 to a number of not less than 10,000,000 and not more than 2,000,000,000 (the “Authorized Share Reduction”), at any time prior to October 20, 2023 (the “Anniversary Date”), with the Board of Directors of the Company (the “Board”) having the discretion to determine whether or not the Authorized Share Reduction is to be effected, and if effected, the exact number of the Authorized Share Reduction within the above range.

(2)	Future amendment of our Certificate of Incorporation to implement a reverse stock split of the Company’s Common Stock by a ratio of not less than 1-for-10 and not more than 1-for-1,000, (the “Reverse Split”), at any time prior to the Anniversary Date, with the Board having the discretion to determine whether or not the Reverse Split is to be effected, and if effected, the exact ratio for the Reverse Split within the above range.

The consenting stockholder signed a written consent taking such action to approve and adopt the Name Change; Authorized Share Increase; Authorized Share Reduction; and, Reverse Split, all without a meeting or involvement of the Company. The written consent was delivered to the Company on October 20, 2022.

ITEM 8.01	OTHER EVENTS.

On 21 October 2022 the Company issued a press release announcing the Name Change and the Authorized Share Increase. A copy of the press release is included herewith as Exhibit 99.1 and the information in the press release is incorporated by reference into this Item 8.01.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Amendment to Certificate of Incorporation
99.1	Press Release published on 21 October 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: 26 October 2022	BOXSCORE BRANDS, INC.

	BY:	/S/ SEBASTIAN LUX
Sebastian Lux,
Chief Executive Officer

2